UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2006

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
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State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

175 Sully’s Trail, Suite 300, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations.

Item 1.02 Termination of a Material Definitive Agreement.

Steven Reimer, on January 5, 2006, tendered his resignation of employment with Mpower Communications Corp. (“Communications”), a wholly owned subsidiary of Mpower Holding Corporation (the “Company”). Mr. Reimer had served as Senior Vice President - Customer Operations. The resignation will be effective January 20, 2006. The Company’s retention and severance agreement with Mr. Reimer provides for a severance benefit equal to his base salary ($219,420). The severance benefit will be payable in bi-weekly installments over a period of one year. Under his agreements with Communications, Mr. Reimer has agreed to assist the Company with transition matters until March 1, 2006; not to participate in a competitive business for a nine month period; and not to solicit employees or customers of the Company for a two year period. Following his departure, Mr. Reimer’s duties will be reassigned internally.

Roger Pachuta, on January 5, 2006, tendered his resignation of employment with Communications. Mr. Pachuta had served as Senior Vice President - Network Services. The resignation will be effective January 20, 2006. The Company’s retention and severance agreement with Mr. Pachuta provides for a severance benefit of $219,000. The severance benefit will all be paid during the first quarter of 2006. Mr. Pachuta has agreed to assist the Company with transition matters until March 31, 2006; not to participate in a competitive business for a nine month period; and not to solicit employees or customers of the Company for a two year period. Following his departure, Mr. Pachuta’s duties will be reassigned internally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: January 6, 2006	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel and Secretary